Exhibit 23.2

Independent Auditor’s Consent

We consent to the incorporation by reference in Registration Statement No. 333-46030 of InnSuites Hospitality Trust on Form S-8 of our report, dated March 12, 2004, appearing in this Annual Report on Form 10-K of InnSuites Hospitality Trust for the years ended January 31, 2004 and 2003.

/s/ McGladrey & Pullen, LLP
Phoenix, Arizona
May 13, 2005